                                                                   EXHIBIT 23(a)


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in (i) the Registration Statement on Form S-8 (SEC File No. 2-65288), (ii) the Registration Statement on Form S-8 (SEC File No. 2-79399), (iii) the Registration Statement on Form S-8 (SEC File No. 2-79660), (iv) the Registration Statement on Form S-8 (SEC File No. 33-000162), (v) the Registration Statement on Form S-8 (SEC File No. 33-63063), (vi) the Registration Statement on Form S-8 (SEC File No. 333-01903), (vii) the Registration Statement on Form S-8 (SEC File No. 333-01905), (viii) the Registration Statement on Form S-8 (SEC File No. 333-01907) and (ix) the Registration Statement on Form S-8 (SEC File No. 333-18925) of Daniel Industries, Inc. of our report dated February 27, 1998, appearing on page 21 of this Annual Report on Form 10-K.



PRICE WATERHOUSE LLP


Houston, Texas
March 20, 1998